UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2023

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 30, 2023, Martin Huber, M.D., notified Xilio Therapeutics, Inc. (the “Company”) of his decision to resign as President and Head of Research and Development of the Company, effective September 8, 2023, to pursue other opportunities.

(c)

Effective September 8, 2023, the board of directors (the “Board”) of the Company appointed René Russo, Pharm.D., 48, to President of the Company. Dr. Russo has served as a member of the Board and the Company’s Chief Executive Officer since May 2019 and served as the Company’s President from May 2021 to June 2022. Dr. Russo will continue to serve as the Company’s Chief Executive Officer. For Dr. Russo’s biographical information, see the disclosure included under the heading “Proposal No. 1 – Election of Directors” on page 9 of the Company’s definitive proxy statement for the 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on April 25, 2023, which disclosure is incorporated herein by reference.

(e)

Effective September 5, 2023, the Company entered into an employment agreement (the “Employment Agreement”) with Kevin Brennan, the Company’s Senior Vice President, Finance and Accounting, which amends and restates the offer letter, dated March 15, 2023, between the Company and Mr. Brennan. Pursuant to the terms of the Employment Agreement, Mr. Brennan is entitled to an annual base salary of $370,000 and is eligible for an annual incentive bonus targeted at 35% of his base salary. Mr. Brennan is also eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

Effective September 5, 2023, Katarina Luptakova, M.D., was promoted to the position of Chief Medical Officer of the Company and Scott Coleman, Ph.D., was promoted to the position of Chief Development Officer of the Company. On September 5, 2023, the Company issued a press release announcing the promotions of Dr. Luptakova and Dr. Coleman, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Employment Agreement, dated September 5, 2023, by and between Xilio Therapeutics, Inc. and Kevin Brennan
99.1	Press release issued by Xilio Therapeutics, Inc. on September 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: September 5, 2023	By:	/s/ René Russo
René Russo
Chief Executive Officer